As filed with the Securities and Exchange Commission on July 12 , 2012	File No. 333-177918

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 to

Form S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EUROCAN HOLDINGS LTD.

(Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation or Organization)

7310

(Primary Standard Industrial Classification Code Number)

20-3937596

(I.R.S. Employer Identification No.)

1 Union Square West, Suite 610

New York, NY 10003

212 419 4924

(Address and telephone number of principal executive offices)

Laughlin International

2533 Carson Street

Carson City, Nevada 89706

775.883.8484

(Name, address and telephone number of agent for service)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Number of Shares to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	8,000,000	$0.01	$80,000	$9.17

Up to 8,000,000 shares of our common stock may be sold by the selling stockholders to the public at a fixed price of $0.01 per share until such time as our common stock is quoted on the Over-the-Counter Bulletin Board (“OTCBB”), or is listed on an exchange. Although we intend to apply for quotation of our common stock on the OTCBB public trading of our common stock may never materialize. If our common stock becomes quoted on the OTCBB, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling stockholders.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

Preliminary Prospectus

Subject to completion

EUROCAN HOLDINGS LTD.

8,000,000 Shares of Common Stock

This prospectus relates to the resale of up to 8,000,000 shares of the common stock of Eurocan Holdings Ltd., a Nevada corporation, that may be resold by the selling stockholders named in this prospectus.

There is presently no public market for our common stock. We will be making an application for quotation of our common stock on the OTCBB upon effectiveness of the registration statement of which this prospectus forms a part. The 8,000,000 shares of our common stock can be sold by selling stockholders at a fixed price of $0.01 per share until our common stock is quoted on the OTCBB, and thereafter at prevailing market prices or privately negotiated prices. There is no assurance, however, that our shares will be quoted or, if quoted, that a public market will materialize.

The offered shares of our common stock were issued to the selling stockholders in transactions that were exempt from registration under sections 4(2) of the Securities Act of 1933, and Regulation S promulgated thereunder. The selling stockholders have advised us that they will sell the shares of common stock from time to time in the open market, in privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. We have not made any arrangements for the sale of common stock by the selling stockholders. We will not receive any proceeds from this offering, although we have received consideration from the sale of shares of common stock that are presently outstanding. We will pay the expenses of registering the offered shares.

Prospective investors should rely only on the information contained in this prospectus and any prospectus supplement or amendment thereto. We have not authorized anyone to provide investors with different information. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus is only accurate on the date of this prospectus, regardless of the time of any sale of securities.

An investment in our stock is extremely speculative and involves several significant risks. Prospective investors are cautioned not to invest unless they can afford to lose their entire investment. We urge all prospective investors to read the “Risk Factors” section of this prospectus beginning on page 4 and the rest of this prospectus before making an investment decision.

We have suffered recurring losses and net cash outflows from operations since inception. When our cash flows from operations have been insufficient, our activities have been financed from the proceeds of share subscriptions and loans from management and non-affiliated third parties. We expect to continue to incur substantial losses to implement our business plan. We have not established any source of equity or debt financing and there can be no assurance that we will be able to obtain sufficient funds to implement our business plan. As a result of the foregoing, our auditors have expressed substantial doubt about our ability to continue as a going concern in our financial statements for the years ended December 31, 2011 and 2010. If we cannot continue as a going concern, then investors may lose all of their investment.

The information in this prospectus is not complete and may be changed. This prospectus is included in a registration statement that was filed by Eurocan Holdings Ltd. with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 12, 2012.

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Prospectus Summary

The following summary is not complete and does not contain all of the information that may be important to prospective investors. Each prospective investor is urged to read this prospectus in its entirety before making an investment decision to purchase our common stock.

As used in this prospectus, unless the context otherwise requires, “the Company”, “we”, “us”, “our” or “Eurocan” refers to Eurocan Holdings Ltd. “SEC” refers to the Securities and Exchange Commission. “Securities Act” refers to the Securities Act of 1933, as amended. “Exchange Act” refers to the Securities Exchange Act of 1934, as amended. “NRS” refer to the Nevada Revised Statutes, as amended.

Our Business

Eurocan Holdings, Ltd. is an online marketing and media solutions firm specializing in digital interactive media. Digital interactive media refers to products and services on digital computer-based systems that respond to the user’s actions by presenting content such as text, graphics, animation, video and audio, and includes the internet, social media, mobile communications and digital interactive signage. Our cash flows from operations and our available capital are not presently sufficient to sustain our current level of operations for the next 12 months. Furthermore, we will require a minimum of $500,000 to expand and market our business.

There is no assurance that we will be able to obtain financing on terms satisfactory to us, or at all, and we do not have any arrangements in place for any future financing. Our ability to obtain financing may be impaired by such factors as the capital markets, both generally and specifically in the advertising industry, and the fact that we have not generally been profitable, which could impact the availability or cost of future financings. If the amount of capital we are able to raise from financing activities together with our revenue from operations is not sufficient to satisfy our capital needs, we may be required to curtail, suspend or discontinue some or all of our operations, and investors could lose some or all of their investment.

All of our operations are conducted through our wholly-owned subsidiary, Michael Williams Web Design Inc. We have no employees other than our officers. Our subsidiary has four full-time employees and five full-time subcontractors. We plan to hire more employees through our subsidiary as we implement our business plan and as may be required.

Our principal executive office is located at 1 Union Square West, Suite 610, New York, NY 10003. Our telephone number is (212) 419-4924. Our facsimile number is (866) 602-2458.

Our auditors have expressed substantial doubt about our ability to continue as a going concern. If we cannot continue as a going concern, then our stockholders may lose all of their investment.

Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under the section entitled “Available Information”.

The Offering

This offering relates to the sale of common stock by stockholders of Eurocan (see “Selling Stockholders”).

Number of shares offered by selling stockholder:	Up to 8,000,000 common shares
Number of shares outstanding as of the date of this prospectus:	12,710,000 common shares
Offering price:

The selling stockholders will offer the shares at a fixed price of $0.01 per share until our common stock is quoted on the OTCBB, and thereafter at prevailing market prices or privately negotiated prices. We determined the offering price based upon the price of the last sale of our common stock to investors.

Use of proceeds:	We will not receive any proceeds from the sale of the common stock

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Risk Factors

Any investment in our company involves a high degree of risk. The following risk factors should be carefully considered in addition to the other information in this prospectus when evaluating an investment in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed and our stockholders could lose all or part of their investment. This discussion also identifies important cautionary factors that could cause our actual results to differ materially from those we currently anticipate.

(1)	Investing in our shares is a highly speculative investment and could result in the entire loss of our stockholders’ investment.

A purchase of the offered shares is highly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of their entire investment. Our business objectives are also speculative and unproven, and it is possible that we could be unable to satisfy them. Our stockholders may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor before determining if the offered shares are a suitable investment.

(2)	Our independent auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

In their audit report with regard to our financial statements as of December 31, 2011 and for the period from inception through March 31, 2012, our independent registered public accountants have expressed an opinion that substantial doubt exists as to whether we can continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of recurring losses from operations and working capital deficiency. Our ability to continue as a going concern is subject to our ability to obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities. Our continued net operating losses increase the difficulty in meeting such goals and there can be no assurances that such funding methods will prove successful.

(3)	Since we have a limited operating history, we face a high risk of business failure which could result in a loss of your entire investment.

We commenced operations with the acquisition of Michael Williams Web Design Inc. in 2004. As a result, we have only a limited operating history upon which investors can evaluate our business and prospects. We have experienced a decline in revenue in recent periods, which may continue. We will encounter risks and difficulties frequently encountered by early-stage companies in rapidly evolving industries, such as the Internet advertising industry. Some of these risks include the need to:

•	attract new advertiser clients and maintain current advertiser relationships;
•	offer competitive pricing;
•	maintain and expand our network of advertising space through which we deliver online advertising programs;
•	achieve advertising campaign results that meet our clients’ objectives;
•	continue to develop and upgrade the technologies that enable us to provide online marketing services;
•	respond to evolving government regulations relating to the Internet, privacy, direct marketing, and other aspects of our business;
•	identify, attract, retain and motivate qualified personnel;
•	successfully implement our business model;
•	manage our expanding operations; and
•	develop our brand and build trust with our clients.

If we do not successfully address these risks, it could cause a significant decrease in our revenue and negatively affect our ability to generate income.

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(4)	If we are unable to obtain additional financing, our business operations will be harmed.

We anticipate that a minimum of $500,000 will be required to expand the breadth and scope of our business (see “Expansion of Business”) and implement our sales and marketing strategy (see “Marketing Strategy”) over the next twelve months. We plan to obtain the financing needed to expand and market our business from a combination of capital sources and means, including debt and equity financings. It is possible that additional capital will be required to effectively support the operations and to otherwise implement our overall business strategy. There is no assurance that we will be able to obtain needed financing on terms satisfactory to us, or at all, and we do not have any arrangements in place for any future financing. Our ability to obtain financing may be impaired by such factors as the capital markets, both generally and specifically in the advertising industry, and the fact that we have not generally been profitable, which could impact the availability or cost of future financings. If the amount of capital we are able to raise from financing activities together with our revenue from operations is not sufficient to satisfy our capital needs, we may be required to curtail, suspend or discontinue some or all of our operations, and investors could lose some or all of their investment.

(5)	If we lose the services of our Chief Executive Officer, our ability to successfully implement our business plan will be substantially impaired.

Our success depends on the contributions of Mr. Michael Williams, our Chief Executive Officer. If we lose his services, or if he is only able to devote a small portion of his time to our operations, we could be delayed in or precluded from achieving our business objectives and implementing our business plan. We do not maintain “key man” insurance on Mr. Williams. The loss of Mr. Williams could impair our ability to successfully execute our business strategy because we substantially rely on his experience and management skills.

(6)	If we are unable to attract and retain additional skilled personnel, our ability to develop our business and attract customers may be significantly impaired.

We believe that our ability to attract, train, motivate and retain additional highly skilled technical, managerial and sales personnel, particularly in the areas of technology development, business intelligence, management, service development and build out, integration and technical support, is essential to our future success. Our business requires individuals with significant levels of expertise in business operations, information technology, computer system networking and multi-media. Competition for such personnel is intense, and qualified technical personnel are likely to remain a limited resource for the foreseeable future. Also, we have limited cash resources to hire such personnel. Locating candidates with the appropriate qualifications, particularly in the desired geographic location, can be costly and difficult. We may not be able to hire the necessary personnel to implement our business strategy, or we may need to provide higher compensation to such personnel than we currently anticipate. If we fail to attract and retain sufficient numbers of highly skilled employees, our ability to provide the necessary technologies and services may be limited, and as a result, we may be unable to attract customers and grow our business. Our ability to attract such personnel will also depend on our ability to raise additional financing, of which there can be no assurance. If we are unable to attract and retain qualified personnel, our business may fail and our investors could lose their investment.

(7)	We may be unable to gain any significant market acceptance for our new media advertising and agency services or establish a significant market presence.

Our business growth strategy is substantially dependent upon our ability to market our services successfully to prospective customers. However, our planned services may not achieve significant market acceptance. Such acceptance, if achieved, may not be sustained for any significant period of time. Failure of our services to achieve or sustain market acceptance could have a material adverse effect on our business, financial conditions and the results of our operations.

(8)	We may infringe the proprietary and trade secret rights of others.

If any of our services or our employees or agents knowingly or unknowingly violate third party proprietary rights, we may be subject to damages or equitable claims. For example, we may engage employees who, without notifying us, are subject to non-compete and non-solicitation agreements that might limit their ability to compete within our service industry or within a given geographic area; or who may be restricted from soliciting clients or customers of their former employees; or that may violate trade secret law, for example, by appropriating customer lists, pricing and other financial information, or other proprietary business information of their former employers or others. Accordingly, we may become subject to damage awards as a result of infringing the proprietary rights of others, which could cause us to incur additional losses and have an adverse impact on our financial position, or that we are unable to pay, or require us to curtail certain of our operations.

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(9)	A controlling percentage of our voting stock is held by our Chief Executive Officer, which will allow him to make key decisions and effect transactions without further stockholder approval.

Our Chief Executive Officer beneficially owns, in the aggregate, 47.2% of our outstanding voting stock, on a fully diluted basis. Accordingly, he may be able to control the outcome of stockholder votes, including votes concerning the election of directors, the adoption or amendment of provisions in our Articles of Incorporation and our bylaws, and the approval of mergers and other significant corporate transactions. These factors may also have the effect of delaying or preventing a change in our management or our voting control. Our Articles of Incorporation do not provide for cumulative voting.

(10)	Certain provisions of our charter and by-laws may discourage mergers and other transactions.

Certain provisions of our Articles of Incorporation and By-laws could make it more difficult for someone to acquire control of Eurocan and limit the price that certain investors might be willing to pay for shares of our common stock. These provisions may make it more difficult for stockholders to take certain corporate actions and could delay or prevent someone from acquiring our business. The provisions could be beneficial to our management and the board of directors in a hostile tender offer, and could have an adverse impact on stockholders who might want to participate in such tender offer, or who might want to replace some or all of the members of the board of directors.

(11)	Acquisitions of other companies or investments in joint ventures with other companies could adversely affect our operating results, dilute our stockholders’ equity, or cause us to incur additional debt or assume contingent liabilities.

To increase our business and maintain our competitive position, we may in the future acquire companies or engage in joint ventures. Acquisitions and joint ventures involve a number of risks that could harm our business and result in the acquired business or joint venture not performing as expected, including:

•	insufficient experience with technologies and markets in which the acquired business is involved, which may be necessary to successfully operate and integrate the business;
•	problems integrating the acquired operations, personnel, technologies or products with the existing business and products;
•	diversion of management time and attention from the core business to the acquired business or joint venture;
•	potential failure to retain key technical, management, sales and other personnel of the acquired business or joint venture;
•	difficulties in retaining relationships with suppliers and customers of the acquired business, particularly where such customers or suppliers compete with us;
•	subsequent impairment of the acquired assets, including intangible assets; and
•	assumption of liabilities including, but not limited to, lawsuits, tax examinations, warranty issues, etc.

To the extent that we invest in upstream suppliers or downstream channel capabilities, we may experience competition or channel conflict with certain of our existing and potential suppliers and customers. Specifically, existing and potential suppliers and customers may perceive that we are competing directly with them by virtue of such investments and may decide to reduce or eliminate their supply volume to us or order volume from us.

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(12)	We may issue additional common shares, which would reduce the proportion of ownership of our stockholders and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 900 million shares of common stock, par value $0.0001. The future issuance of common stock may result in substantial dilution in the proportion of our common stock held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

(13)	We may issue shares of preferred stock with greater rights than our common stock, which may entrench management and result in dilution of our stockholders' investment.

Our Articles of Incorporation authorize the issuance of up to 100 million shares of preferred stock, par value $0.0001 per share. The authorized but unissued preferred stock may be issued by our board of directors from time to time on any number of occasions, without stockholder approval, as one or more separate series of shares comprised of any number of the authorized but unissued shares of preferred stock, designated by resolution of our board of directors stating the name and number of shares of each series and setting forth separately for such series the relative rights, privileges and preferences thereof, including, if any, the: (i) rate of dividends payable thereon; (ii) price, terms and conditions of redemption; (iii) voluntary and involuntary liquidation preferences; (iv) provisions of a sinking fund for redemption or repurchase; (v) terms of conversion to common stock, including conversion price, and (vi) voting rights. Such preferred stock may enable our board of directors to hinder or discourage any attempt to gain control of us by a merger, tender offer at a control premium price, proxy contest or otherwise. Consequently, the preferred stock could entrench our management. The market price of our common stock could be depressed by the existence of the preferred stock. As of the date of this prospectus, no shares of preferred stock have been issued.

(14)	Since our board of directors does not intend to pay dividends on our common stock in the foreseeable future, it is likely that investors will only be able to realize a return on their investment by reselling shares purchased through this offering.

We intend to retain our future earnings, if any, to support our operations and to finance the growth and development of our business and do not expect to pay cash dividends in the foreseeable future. As a result, the success of an investment in our common stock will likely depend upon any future appreciation in the value of our common stock. There is no guarantee that our common stock will appreciate in value or even maintain its current trading price.

(15)	Investors may not be able to resell any shares they purchase through this offering because we do not intend to register our shares for sale in any State and there is no public trading market for our common stock.

Our common stock is also not currently listed or quoted upon any established trading system, and there is presently no established public trading market for our securities. We intend to apply for admission to quotation of our securities on the OTCBB after this prospectus is declared effective by the SEC. If for any reason our common stock is not quoted on the OTCBB or an active public trading market does not otherwise develop, or if developed, is not sustained, then purchasers of the shares may have difficulty selling their common stock should they desire to do so . No market makers have committed to becoming market makers for our common stock and none may do so. Furthermore, we do not intend to register our common stock with any State. Therefore, investors will not be able to resell their shares in any State unless the resale is exempt under the Blue Sky laws of the State in which the shares are to be sold. As a result, it may be difficult or impossible for investors to sell our common stock or for them to sell our common stock regardless of the results of our operations.

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(16)	Applicable SEC rules governing the trading of "penny stocks" limit the liquidity of our common stock, which could make it difficult for our stockholders to sell their shares.

As the shares of our common stock are penny stock, many brokers are unwilling to effect transactions in that common stock which can make it difficult for our stockholders to sell their shares of our common stock if a market develops for that common stock. Our common stock is defined as a penny stock pursuant to Rule 3a51-1 pursuant to the Securities Exchange Act of 1934. Penny stock is subject to Rules 15g-1 through 15g-10 of the Securities Exchange Act of 1934. Those rules require broker-dealers, before effecting transactions in any penny stock, to:

•	Deliver to the customer, and obtain a written receipt for, a disclosure document;
•	Disclose certain price information about the penny stock;
•	Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;
•	Send monthly statements to customers with market and price information about the penny stock; and
•	In some circumstances, approve the purchasers account pursuant to certain standards and deliver written statements to the customer with information specified in those rules.

Rather than comply with those rules, many broker-dealers refuse to enter into penny stock transactions which may make it more difficult for investors to sell their shares of our common stock and thereby liquidate their investments.

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Forward-Looking Statements

Information in this prospectus contains "forward looking statements" which can be identified by the use of forward-looking words such as "believes", "estimates", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", or "should" or other variations or similar words. No assurance can be given that the future results anticipated by the forward-looking statements will be achieved. These statements constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Such statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section titled "Risk Factors". Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

The forward-looking statements are based upon management’s current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. We do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, changes in assumptions, or otherwise.

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Use of Proceeds

The shares of common stock offered hereby are being registered for the account of the selling stockholders named in this prospectus. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will, however, incur all costs associated with this registration statement and prospectus.

Determination of Offering Price

The price at which the shares may actually be sold will be determined by the market price of our common stock as of the date of sale.

Dilution

The shares to be sold by the selling stockholders are common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

Selling Stockholders

This prospectus relates to the resale by the selling stockholders named below from time to time of up to a total of 8,000,000 shares of our common stock. These shares were acquired from us in private placements that were exempt from registration under the Securities Act. The offered shares include the following:

1. 200,000 shares of our common stock acquired from us in 2004 through an offering that was exempt from registration in reliance under Rule 903(b)(3) of Regulation S promulgated under the Securities Act;

2. 2,500,000 shares of our common stock acquired from us in 2004 through an offering that was exempt from registration under section 4(2) of the Securities Act;

3. 7,500,000 shares of our common stock acquired from us in 2006 through an offering that was exempt from registration under section 4(2) of the Securities Act. No general solicitation was made in connection with the offer or sale of these securities;

4. 2,000,000 shares of our common stock acquired from us in 2007 through an offering that was exempt from registration under Rule 903(b)(3) of Regulation S, promulgated under the Securities Act;

5. 160,000 shares of our common stock acquired from us in November 2009 through an offering that was exempt from registration under section 3(a)(11) of the Securities Act, section 4(2) of the Securities Act and Rule 504 of Regulation D, promulgated under the Securities Act;

6. 170,000 shares of our common stock acquired from us in May 2010 through an offering that was exempt from registration under Rule 903(b)(3) of Regulation S, promulgated under the Securities Act of 1933;

7. 20,000 shares of our common stock acquired from us in July 2010 through an offering that was exempt from registration under section 4(2) of the Securities Act and Rule 504 of Regulation D, promulgated under the Securities Act;

8. 40,000 shares of our common stock acquired from us in July 2010 through an offering that was exempt from registration under Rule 903(b)(3) of Regulation S, promulgated under the Securities Act of 1933; and

9. 120,000 shares of our common stock acquired from us in September 2010 through an offering that was exempt from registration under section 3(a)(11) of the Securities Act, section 4(2) of the Securities Act and Rule 504 of Regulation D, promulgated under the Securities Act.

All of the common stock offered by this prospectus is being offered by the selling stockholders for their own accounts.

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The following table sets forth certain information regarding the selling stockholders and the shares offered by them in this prospectus. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a selling stockholder and the percentage of ownership of that selling stockholder, shares of common stock underlying shares of convertible preferred stock, options or warrants held by that selling stockholder that are convertible or exercisable, as the case may be, within 60 days are included. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other selling stockholder. Each selling stockholder’s percentage of ownership in the following table is based upon 12,710,000 shares of common stock outstanding as of July 12 2012.

Except as noted above, none of the selling stockholders has any family relationships with our officers, directors or controlling stockholders.

We may require the selling stockholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

All information with respect to share ownership has been furnished by the selling stockholders. The shares being offered are being registered to permit public secondary trading of the shares and each selling stockholder may offer all or part of the shares owned for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. No selling stockholder is a registered broker-dealer or an affiliate of a registered broker-dealer.

The term “selling stockholders” also includes any transferees, pledges, donees, or other successors in interest to the selling stockholders named in the table below. To our knowledge, subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares of common stock set forth opposite such person’s name. We will file a supplement to this prospectus (or a post-effective amendment hereto, if necessary) to name successors to any named selling stockholders who are able to use this prospectus to resell the securities registered hereby.

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	Beneficial	Shares of	Beneficial	Percentage
	Ownership	Common Stock	Ownership	of Common
	Before the	Included in	After the	Stock Owned
Name	Offering	Prospectus	Offering(1)	After Offering (2)

Michael Williams	6,000,000	1,290,000	4,710,000	37.1%
Paul Kirkitelos	1,250,000	1,250,000	Nil	Nil
George Drazenovic	1,250,000	1,250,000	Nil	Nil
Francesco Bardazzi (3)	510,000	510,000	Nil	Nil
Janusz Kawa	510,000	510,000	Nil	Nil
Keryn Huang	510,000	510,000	Nil	Nil
Cameron Crowe	500,000	500,000	Nil	Nil
Green Shoe Investments Ltd.(4)	500,000	500,000	Nil	Nil
Jennifer Williams (5)	500,000	500,000	Nil	Nil
Les Crowe	500,000	500,000	Nil	Nil
Fahrinsland Capital LLC(6)	200,000	200,000	Nil	Nil
Jasmine Wang	120,000	120,000	Nil	Nil
David Williams (7)	30,000	30,000	Nil	Nil
Dafne Eunice Espinoza Fuentes	20,000	20,000	Nil	Nil
Lluvia Elizabeth Valles Martinez	20,000	20,000	Nil	Nil
Aileen Son	10,000	10,000	Nil	Nil
Carla Anastasio (8)	10,000	10,000	Nil	Nil
Carlos Albertao Hernandez Santos	10,000	10,000	Nil	Nil
Daniela Anastasio (10)	10,000	10,000	Nil	Nil
Diego Guerra	10,000	10,000	Nil	Nil
Dmitry Trakovsky	10,000	10,000	Nil	Nil
Edna Mancha	10,000	10,000	Nil	Nil
Elena Beznosova	10,000	10,000	Nil	Nil
Elizabeth Sapienza	10,000	10,000	Nil	Nil
Elushika M. Weerakoon	10,000	10,000	Nil	Nil
Emilie Caillois	10,000	10,000	Nil	Nil
Felix Oscar Cerda Gonzalez	10,000	10,000	Nil	Nil
Filomena Ricciardi	10,000	10,000	Nil	Nil
Gabriela Anastasio (9)	10,000	10,000	Nil	Nil
Gordon Aston	10,000	10,000	Nil	Nil
Jonathan Wilkinson	10,000	10,000	Nil	Nil
Jose Alanis Garcia	10,000	10,000	Nil	Nil
Jose Antonio Fuentes Ortega	10,000	10,000	Nil	Nil
Linda Alejandra Sandoval Morales	10,000	10,000	Nil	Nil
Majdouline Jabri	10,000	10,000	Nil	Nil
Mariana Guerra Lozano	10,000	10,000	Nil	Nil
Mishell Alvarado Gonzalez	10,000	10,000	Nil	Nil
Pablo Armendariz	10,000	10,000	Nil	Nil
Peter Vogl	10,000	10,000	Nil	Nil
Rahel Steinbach	10,000	10,000	Nil	Nil
Rosalva Cardenas Rodrigues	10,000	10,000	Nil	Nil
Ruben Dario Hernandez Castillo	10,000	10,000	Nil	Nil
Victoria Guerra Lozano	10,000	10,000	Nil	Nil
Yanyi Wang	10,000	10,000	Nil	Nil
(1)	It is assumed for the purposes of this table that the selling stockholders will sell all of the shares included in this prospectus, and that none of the selling stockholders will sell shares of common stock not being included in this prospectus or purchases additional shares of common stock.
(2)	Based on 12,710,000 shares outstanding as of July 12, 2012.
(3)	Francesco Bardazzi is the husband of Daniela Anastasio, a director of Eurocan Holdings Ltd.
(4)	Green Shoe Investments Ltd. is controlled by Roger Knox.
(5)	Jennifer Williams is the wife of Michael Williams, the President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, and a director of Eurocan Holdings Ltd.
(6)	Fahrinsland Capital LLC is controlled by Lavinia Tom.
(7)	David Williams is the brother of Michael Williams, the President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, and a director of Eurocan Holdings Ltd.
(8)	Carla Anastasio is the sister of Daniela Anastasio, a director of Eurocan Holdings Ltd.
(9)	Gabriela Anastasio is the sister of Daniela Anastasio, a director of Eurocan Holdings Ltd.
(10)	Daniela Anastasio is a director of Eurocan Holdings Ltd.

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Except as noted above, none of the selling stockholders has any family relationships with our officers, directors or controlling stockholders.

We may require the selling stockholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

All information with respect to share ownership has been furnished by the selling stockholders. The shares being offered are being registered to permit public secondary trading of the shares and each selling stockholder may offer all or part of the shares owned for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. No selling stockholder is a registered broker-dealer or an affiliate of a registered broker-dealer.

The term “selling stockholders” also includes any transferees, pledges, donees, or other successors in interest to the selling stockholders named in the table below. To our knowledge, subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares of common stock set forth opposite such person’s name. We will file a supplement to this prospectus (or a post-effective amendment hereto, if necessary) to name successors to any named selling stockholders who are able to use this prospectus to resell the securities registered hereby.

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate making an application for quotation of our common stock on the OTCBB upon effectiveness of the registration statement of which this prospectus forms a part. We can provide no assurance, however, that our shares will be quoted or, if quoted, that a public market will materialize.

Holders

On July 12, 2012 , the stockholders’ list of our shares of common stock showed 45 registered holders of our shares of common stock and 12,710,000 shares of common stock outstanding. The number of record holders was determined from the records of our transfer agent.

Dividend Policy

We have not declared or paid any cash dividends on our common stock. Our board of directors plans for Eurocan to retain future earnings, if any, to finance the expansion of our business and does not intend to pay any cash dividends in the foreseeable future.

Description of Business

Overview

Eurocan Holdings, Ltd. is an online marketing and media solutions firm specializing in digital interactive media. Digital interactive media refers to products and services on digital computer-based systems that respond to the user’s actions by presenting content such as text, graphics, animation, video and audio, and includes the internet, social media, mobile communications and digital interactive signage.

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We use digital interactive media to efficiently carry out highly targeted advertising and marketing campaigns with, what our management believes to be, greater efficiency and more quantifiable results than traditional marketing strategies. Traditional marketing refers to marketing campaigns carried out in the form of outdoor (i.e. billboards and posters), TV commercials, radio commercials, trade show presence, and direct mail advertising. Digital campaigns eliminate the costs related to campaign setup, execution, and measurement regardless of how many channels are included in a campaign. Our management believes that marketing campaigns utilizing digital interactive media provide greater value to our clients through reduced print advertising costs (i.e. brochures and flyers) and media space buys (i.e. print ads) than traditional methods. Our management is also of the view that digital campaigns provide results that are more determinate in that the amount of clicks, opens, page views, coupon redemption can be observed instantaneously, yielding a more immediate measure of ROI than traditional media.

Corporate History

Eurocan was incorporated in the State of Nevada on February 11, 2004, for the purpose of engaging in internet marketing and promotion. On August 31, 2006, we acquired all the issued and outstanding shares of Michael Williams Web Design Inc. of New York, NY (“MWW”). At the time of the acquisition, MWW had been providing web development and internet services to various clients in New York City for a period of seven years. The acquisition of MWW resulted in a change in control of Eurocan Holdings, Ltd., with Michael Williams, the sole stockholder of MWW acquiring seven million shares of our common stock and majority control of Eurocan. MWW is our only subsidiary.

All of our marketing products and services are currently provided through MWW, which is also our sole source of revenue. MWW’s website is located on the internet at http://mwonlinemarketing.com. The information contained on MWW’s website is not incorporated in, and does not form a part of, this prospectus.

The address for our head office is 1 Union Square West, Suite 610, New York, NY 10003. Our telephone number is (212) 419-4924. Our facsimile number is (866) 602-2458.

Our common stock is not presently traded on any exchange or quoted on any quotation system. We intend to seek quotation of our common stock on the OTCBB once the registration statement of which this prospectus forms a part, is declared effective.

Description of Our Services

Eurocan develops digital interactive media and advertising campaigns designed to increase sales and reinforce market presence for our clients. Our management believes that targeted digital interactive media can deliver more measurable results for our clients than traditional media, at a lower cost to us due to more focused targeted offerings to consumers and, often, due to less competition from traditional advertisers. The use of highly targeted media also enables us to use market research to more efficiently capitalize on consumer preferences.

We strategically utilize what we determine, on a case-by-case basis, to be the most effective combination of platforms (e.g. email, websites, social media, audio and video) for our clients. We use a “360 degree” approach to our campaigns by zeroing in on a target group likely to be receptive to a specific message and surrounding it from every angle, using a variety of media to touch customers at different points along the decision-to-buy pathway.

Typically, we begin any campaign with defining the client and brand message. Next, we determine how to best adopt cross-platform methods to maximize impact and impressions. We then implement our advertising campaigns through a combination of digital and traditional advertising platforms such as, online banner ads, pay-per-click advertising, video, and advertising through online social marketing (Facebook, Twitter, etc). Finally, we conduct a post-campaign analysis of the campaign’s effectiveness. We track the impressions of all digital media as well as identify the results from traditional advertising, and generate a marketing effectiveness report detailing the projected return on investment and next steps for the client. This enables us to make further adjustments as required.

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Our digital interactive media services currently include e-mail blasts to targeted databases, advertising on specialized web sites and key internet web pages combined with social media and the development of innovative audio and video products. A comprehensive mix of digital media advertising for one of our campaigns would typically include:

•	online advertisements;
•	blog creation and management;
•	mobile distribution, such as mobile messaging, text messages and short messaging service;
•	online publication outreach, such as articles placed on targeted industry websites
•	new media press portals;
•	podcasts;
•	social network and media content creation and management, such as Facebook and Twitter;
•	viral marketing campaigns, such as YouTube;
•	webcasts; and
•	website development and optimization.

While our core marketing solutions involve the development and rollout of digital interactive media campaigns, our comprehensive approach includes the incorporation of traditional advertising methods into the digital mix, where appropriate, to fully engage the target markets. This may include print materials (e.g. print ads, brochures, direct mail), printed media advertising placement (also known as “media buys”) and television and radio broadcast ads. Our traditional advertising and marketing methods typically include:

•	campaign design and creation;
•	direct response advertising and marketing, such as direct mail, DirecTV;
•	traditional media buying activities for promotion, such as television, radio and newspapers;
•	promotional programs, such as coupons; and
•	events outreach, such as sponsorships and participation at events with attendees from the target market.

In addition to our strategic planning functions, we implement processes, protocols and delivery systems leveraging state-of-the-art digital interactive media technology, such as the internet, mobile communications, and digital interactive signage, to develop targeted, effective, quantifiable, cost-effective and comprehensive campaigns that can be efficiently delivered to local and regional markets.

We are concentrating our efforts on certain vertical market segments in order to specialize in solutions that are designed to meet a specific industry's advertising needs. Our management believes that by targeting such vertical markets sharing common needs, we will be able to position Eurocan in a market niche that will foster growth, improve stability and secure market share. We are initially focusing on information-intensive vertical market segments that are looking to change their approach to advertising from traditional methods and into measurable digital media.

Income Streams

Our revenue is derived from fees for services rendered to our clients based upon the hourly billing rates of our employees or agents. These hourly billing rates differ depending on the service provided. All projects are estimated in full based on hourly billing rates and the number of hours estimated to complete the project, start to finish. Clients are required to authorize all estimates before projects commence.

We bill on a monthly basis and require our customers to pay their invoices within 30 days of receipt. Customers are required to pay a 50 percent deposit upon acceptance of the project estimate and before project initiation.

We also bill on a fixed fee basis for certain projects. We book revenue net of sales, use and value added taxes. A portion of our revenue is derived from performance-based commissions and other performance incentives tied to the quality of our services and the success of our media and advertising campaigns. Commissions must be agreed upon by our clients before work commences.

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Expansion of Business

We plan to expand the breadth and scope of our business by developing and implementing the following services that our management believes would complement our suite of digital interactive media marketing solutions:

Hosted Software Solutions

Software as a service (“SaaS”) sometimes referred to as "software on demand” is software that is deployed over the internet or is deployed to run behind a firewall on a local area network or personal computer. With SaaS, a provider licenses an application to customers as a service on demand, through a subscription, in a "pay-as-you-go" model. As a result, SaaS enables businesses to avoid making a significant investment in software.

Initially, SaaS was widely deployed for sales force automation and customer relationship management. More recently, it has become a tool for many business tasks, including computerized billing, invoicing, human resource management, financials, content management, collaboration, document management, and service desk management. By developing and offering SaaS, we will be able to further leverage advertising buys (purchase of space to place a web-based ad) to clients with advertising placement on SaaS applications. Our clients will be able to offer a SaaS application, such as Gmail, online at no charge and brand it with their unique marketing message. Revenue would be generated from banner ads and pay per click ads that are placed on the SaaS application as well as the hosting fee for the application.

By offering SaaS, we will also be able to provide our clients with a lower-cost method by which to use software on an as needed basis rather than licensing all devices with all applications. Through well-designed implementation and properly priced licenses, our on-demand SaaS can provide license benefits without associated complexity and without the cost of equipping devices with unneeded applications.

As a SaaS provider, we will be able to price applications on a per-user basis and/or per business basis, sometimes with a relatively small minimum number of users and often with additional fees for extra bandwidth and storage. We anticipate that our SaaS revenue streams will initially be lower initially than traditional software license fees, but recurring and therefore more predictable, much like maintenance fees for licensed software. We expect SaaS fees to be a source of continuous revenue for Eurocan.

Our management believes that SaaS will provide us with a two-fold opportunity for revenue growth through both licensing and advertising. Our development of SaaS, and the related licensing and advertising opportunities they bring, are expected to net out to approximately a 40 percent increase in our revenue.

We plan a staged implementation of our SaaS product. We will initially focus on new markets like small business in our target vertical by creating a lower entry price point and a pay-as-you-go model. We will develop an infrastructure flexible enough to allow channel partners to resell and re-brand our SaaS services, which will be simplified to better serve limited information technology resources. Simplifying the product and restricting the functionality will prevent overlap with existing and future licensed products. Next, we will manage the implementation process and own the move-add-change requirements not handled by the customer. Finally we will allow partners to build value-added services on top of our solution by bundling their own services or by adding business process/vertical experts.

We expect SaaS implementation to occur within approximately 24-30 months. We plan to hire 2-3 consultants to develop SaaS over the next 24 months, with sales/marketing to commence in the following nine months. The estimated projected costs associated with development and implementation are of SaaS are $300,000.

Other Income Streams from Emerging Digital Interactive Media Applications

Eurocan intends to leverage the success of digital interactive media products such as iPhone, iPad, Android and other smart phones and mobile communication devices as well as the extensive array of mobile applications that go with them by developing customized media products for clients for office and business use, shopping, travel, music, communications and more. These devices and applications create accessibility for the consumer and new market opportunities for our clients. As new mobile technologies expand the concept of “office” or “home,” our clients’ customers could receive product or service messages anywhere in the world.

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Through the use of digital interactive campaigns that employ mobile devices and applications we will be able to deliver greater visibility, higher brand awareness and high impact creative for our clients. Utilizing mobile applications and Smartphone technology as part of our clients’ marketing campaign strategy will also enable us to better reach client prospects and consumers in a more targeted and effective way. Each of these campaigns will be individualized to our clients’ needs and goals.

Because of rapidly changing technology, there will be a learning curve associated with familiarizing clients with what is available in mobile communications, in the applications that can be used and how they are used. Even the technology is itself an obstacle due to the rapid pace with which it changes. To address this, we plan to engage two mobile communications experts in the coming year who will be strictly devoted to mobile communications marketing. Our first hire will be engaged as the team expert consultant and a recognized industry expert. This hire is projected to be completed in the coming 4-6 months The consultant will assess the opportunities within the competitive landscape as they relate to current clients. The second expert to be brought on as an employee with in-depth technical knowledge will be hired to work closely with the consultant to fully carry out the project management and development of the technology.

Our emerging digital interactive media applications business is planned to be fully staffed and operational in 12-18 months, at an estimated annual cost of $160,000. We expect that the development of campaigns deployed through mobile applications and devices and the related advertising opportunities they bring will increase our net revenue by 40 percent.

Mission Critical Application Hosting

For many businesses, the hosting of applications and web sites as well as back-up maintenance has become a top priority. When websites are inaccessible, or perform poorly, those businesses with an online presence are at risk of losing valuable corporate documents and files in addition to revenue and customer loyalty. To enable our clients to maximize their internet exposure, we intend to develop a managed hosting service. Managed hosting incorporates web-based applications in a high performance, centralized environment that can be accessed from anywhere, anytime. As a managed hosting service provider we would provide a dedicated team of engineers to proactively manage a client’s infrastructure so the client is no longer required to monitor servers, create backups, or update patches. Additionally, clients outsourcing their managed hosting services from us would be able to save on information technology costs related to internal maintenance.

In addition to providing our clients with a reliable hosting environment, our managed hosting service will also provide us with a low cost hosting solution for our SaaS applications. It will furthermore provide a platform for the distribution of banner ads across web sites, applications, and mobile technologies. We believe that these services will facilitate more diverse advertising opportunities and enable higher returns on advertising investments for our clients, with increased sales, successful branding, and ultimately more profits. We plan to implement managed hosting over the next 24 months by leasing a dedicated server from an outside vendor. We estimate the cost of leasing this server to be under $700 per month. We expect our managed hosting service to generate $500 per month in gross revenue per client, resulting in as much as a 20 percent increase in our net revenue.

We plan to hire an expert with intimate knowledge of managed hosting to oversee the migration of our clients’ data to ensure critical data is migrated smoothly to a new hosting environment. This expert will also serve as an on-site client consultant when the migration commences. By offering the additional on-site consulting services at an hourly rate to clients, we estimate additional revenue of $1,000-$5,000 for each new client during the initial hosting period, which would vary depending on the amount of data and level of complexity. Hiring of that individual is expected to take place within the coming 12-16 months. Once this professional is in place, the hosting service is expected to be operational within 8-12 weeks.

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Marketing

We currently market our services through a marketing staff using both telemarketing and direct sales. We advertise our products and services through several media sources including trade journals and online advertising. Over the next 12 months we intend to implement a sales and marketing strategy that will employ a number of promotional tools to reach prospective clients and establish our brand. These tools will include the following:

Core Partners: We will develop relationships with strategic core partners that complement our digital interactive media services.

Broadcast Marketing: We intend to establish arrangements with select local media, such as television and radio networks, to produce high-impact commercials to promote our services and drive prospective clients to our website.

E-Marketing: We will compile a comprehensive e-mail marketing list of businesses in North America with an initial focus on client-rich, major metropolitan areas on the East Coast (e.g. New York, Philadelphia), before expanding to other regions for a nationwide footprint. We plan to distribute advertising and marketing strategy briefs to businesses such as, Fortune 500 corporations, retailers of consumer and business goods, financial institutions, pharmaceutical companies, educational institutions, software developers, high tech companies and many others. E-mails may contain blogging strategy, viral video examples, benefits of search engine optimization, etc.

PR Campaigns: We will issue multiple press releases each month describing new business developments. The releases will be distributed via PR Newswire, both with traditional distribution and on-line, and posted to our web-site.

Viral Video Marketing: We plan to produce videos demonstrating our capabilities and include comments on strategies and the implementation of such strategies to prospective clients. The videos will also include client testimonials.

Print: We will develop and distribute a marketing kit for delivery to our prospective customers, outlining our service offerings.

Web Site: We will update and upgrade our web site for a more complete description of our Company and our services. Our web site will be search engine optimized to maximize traffic and attention.

Blogs: We intend to create a blog site that is search engine optimized and can be viewed on our home page. We will routinely comment on news, stories, and events regarding digital interactive media or new media, and provide strategic and tactical methods of leveraging these trends. Blogs will include video and the latest techniques in the blogosphere.

Competition

The advertising and marketing business is highly competitive and fragmented, and we do not hold a significant competitive position within it. Our competitors include several integrated marketing communications conglomerates such as, Omnicom, WPP, Publicis and Interpublic, and numerous small and mid-sized agencies that operate independently. Many of our competitors are large, well established companies with substantially larger operating staffs and greater capital resources than we have and which have been engaged in advertising and marketing for a much longer time than we have.

As the global advertising market continues to expand, we expect there to be significant competition from companies similar to ours, as well as from larger and more established companies. Since there are no substantial barriers to entry in this market, our management believes that our ability to compete depends upon many factors within and beyond our control, including:

•	timing and market acceptance of new products and services developed by the company and its competitors;
•	customer service and support;
•	sales and marketing efforts; and
•	the ease of use, performance, price and reliability of the company's products and services.

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Our management believes that the principal competitive factors in attracting customers will include our brand recognition, customer service, innovative technology and creativity, our ability to deliver targeted audiences and the overall cost-effectiveness of our services. Our management believes that the number of companies relying on revenue from their investment in digital advertising will increase substantially in the future. Additionally we believe that planned services, including software as a service, managed hosting and digital interactive media applications, will further complement our current suite of digital media capabilities.

Intellectual Property

We expect to rely on a combination of common law trademark, service mark, copyright and trade secret law and contractual restrictions to establish and protect our proprietary rights and promote our reputation and the growth of our business. We do not own any patents. We expect that, in the future, we will require our employees, consultants and independent contractors to enter into agreements containing non-disclosure, non-competition and non-solicitation restrictions and covenants, and we expect to include in our agreements with some of our customers and suppliers provisions prohibiting or restricting the disclosure of proprietary information; however, we can give no assurance that these contractual arrangements or the other steps taken by us to protect our proprietary rights will prove sufficient protection to prevent misappropriation of our proprietary rights or to deter independent, third-party development of similar proprietary assets.

Regulatory Matters

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations of the advertising industry. We are subject to the laws and regulations of those jurisdictions in which we plan to sell our services, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory or supervisory requirements. We do not believe we are currently subject to any environmental or similar laws.

Environmental

We are not aware of any environmental laws that are applicable to our business, or which could result in any material compliance costs to us or effects on our business.

Employees

As of the date of this prospectus, we have no permanent staff, other than Mr. Michael Williams, who is our President, CEO, and treasurer. Our operating subsidiary has three full-time employees, in addition to Mr. Williams and Ms. Anastasio, and five full-time subcontractors. We intend to hire more employees through our operating subsidiary as we implement our business plan and as may be required.

We do not have employment agreements with any of our employees.

We do not presently have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt such plans in the future. There are presently no personal benefits available to our officers or directors. See “Executive Compensation”.

Property

We currently lease 400 square feet of office space at 1 Union Square West, Suite 610, New York, NY 10003 as our corporate offices at an annual cost of $18,600. The space is leased from an independent third party. Our management believes that such facilities will be sufficient for our use for the foreseeable future and until we have begun to fully implement our business plan and require additional employees.

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Management's Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis of our plan of operation should be read in conjunction with the financial statements and the related notes. This discussion contains forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Description of Business" and elsewhere in this prospectus.

Our Plan of Operation

We are an online marketing and media solutions firm specializing in digital interactive media. We utilize state-of-the-art digital interactive media technology to efficiently develop quantifiable and comprehensive advertising and marketing campaigns. By utilizing digital interactive media such as the internet, mobile communications, and digital interactive signage, our management believes that we can implement highly targeted campaigns to a local and global market quickly and cost effectively.

Our cash flows from operations and our available capital are not presently sufficient to sustain our current level of operations for the next 12 months. Furthermore, we anticipate that a minimum of $500,000 will be required to expand the breadth and scope of our business (see “Expansion of Business”) and implement our sales and marketing strategy (see “Marketing Strategy”). We plan to obtain the financing needed to sustain our current operations and expand our business from a combination of capital sources and means, including debt and equity financings. Any future financing through equity investments will likely be dilutive to existing stockholders. Also, the terms of securities we may issue in future capital transactions may be more favorable for our new investors. Newly issued securities may include preferences, superior voting rights, and the issuance of warrants or other derivative securities, which may have additional dilutive effects. Further, we may incur substantial costs in pursuing future capital and financing, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which will adversely impact our financial condition.

There is no assurance that we will be able to obtain needed financing on terms satisfactory to us, or at all, and we do not have any arrangements in place for any future financing. Our ability to obtain financing may be impaired by such factors as the capital markets, both generally and specifically in the advertising industry, and the fact that we have not generally been profitable, which could impact the availability or cost of future financings. If the amount of capital we are able to raise from financing activities together with our revenue from operations is not sufficient to satisfy our capital needs, we may be required to curtail, suspend or discontinue some or all of our operations, and investors could lose some or all of their investment. In addition to the above factors, investors should carefully review the risks related to our business set forth under “Risk Factors,” on page 4, above. We have no plans, arrangements or contingencies in place in the event that we suspend or discontinue operations.

Our business plan calls for the hiring of one full-time mobile communications expert who will be strictly devoted to mobile communications marketing, and one full-time managed hosting specialist to oversee our managed hosting service. We do not otherwise expect any significant increase in the number of our employees. We intend to engage independent contractors on an “as needed” basis for the remainder of our personnel requirements, including sales and marketing, media content production and technical consulting. Except for certain capital lease purchases of equipment and systems for our managed hosting service, our management does not anticipate engaging in any research or development or purchasing any significant amount of equipment. Our ability to engage such personnel or to purchase any such equipment will be dependent upon our ability to raise additional financing as discussed above, of which there can be no assurance.

Results of Operations

We have suffered recurring losses and net cash outflows from operations since inception. When our cash flows from operations have been insufficient, our activities have been financed from the proceeds of share subscriptions and loans from management and non-affiliated third parties. We expect to continue to incur substantial losses to implement our business plan. We have not established any source of equity or debt financing and there can be no assurance that we will be able to obtain sufficient funds to implement our business plan. As a result of the foregoing, our auditors have expressed substantial doubt about our ability to continue as a going concern in our financial statements for the year ended December 31, 2011. If we cannot continue as a going concern, then investors may lose all of their investment.

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Three Months Ended March 31, 2012 Compared to the Three Months Ended March 31, 2011

Revenue for the three months ended March 31, 2012, decreased to $17,870 from $37,879 for the three months ended March 31, 2011. The decrease in revenue can be directly attributed to the recent downturn in the economy which has made clients less willing to make capital expenditures. During the three month period ended 2012, we completed three contracts resulting in revenue of $17,870. As of March 31, 2012, we have six contracts in process for which we expect to receive $57,450 in revenue. We have one new contract that commenced after March 31, 2012, for which we have received a deposit of $14,000.

Operating expenses for the three months ended March 31, 2012 decreased to $30,641 compared to $40,950 for the three months ended March 31, 2011. This decrease is primarily due to a decrease in general and administrative expenses and professional fees offset by an increase in rent. The decrease in general and administrative expense was a result of a decrease in utilities, travel, entertainment and office expenses. The decrease in professional fees during the period was due to fewer legal and accounting costs associated with this offering. We experienced a net loss of $8,427 during the three months ended March 31, 2012, as compared to a net loss of $6,442 for the three months ended March 31, 2011.

Year Ended December 31, 2011 Compared to the Year Ended December 31, 2010

Revenue for the year ended December 31, 2011, decreased to $74,679 from $147,166 for the year ended December 31, 2010. The decrease in revenue can be directly attributed to the recent downturn in the economy which has made clients less willing to make capital expenditures.

Operating expenses for the year ended December 31, 2011 decreased to $83,422 compared to $111,752 for the year ended December 31, 2010. This is due to decreases in general and administrative expenses, management fees and wages, offset by an increase in rent and professional fees. As a result, the Company generated a net loss of $22,658 during the year ended December 31, 2011 compared to a net loss of $11,181 for the year ended December 31, 2010.

General and administrative expenses decreased to $19,368 for the year ended December 31, 2011 (2010 - $44,725). The decrease in general and administrative expense was a result of a decrease in utilities, travel, entertainment and office expenses.

Management fees decreased to $5,568 for the year ended December 31, 2011 (2010 - $25,740). The decrease in management fees was a result of lower revenue.

Wages expense decreased to $82 for the year ended December 31, 2011 (2010 - $4,300). The decrease was a result of a reduction in job flow due to the recent economic downturn.

Professional fees increased to $39,404 for the year ended December 31, 2011 (2010 - $18,263). The increase was a result of legal and accounting services related to our public offering.

Rent expense increased to $19,000 for the year ended December 31, 2011 (2010 - $18,300). The decrease in rent was a result of renegotiating our lease with the building management.

Liquidity and Capital Resources

As of March 31, 2012, the Company had cash of $17,010 and a working capital deficit of $147,564 compared to cash of $2,738 and a working capital deficit of $136,062 as of December 31, 2011. The Company’s increase in cash and liquidity is attributable to the debt financing of $40,000 obtained by the Company during the period.

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During the three months ended March 31, 2012, the Company used $25,728 of cash for operating activities compared to $17,727 for the three months ended March 31, 2011.

During the year ended December 31, 2011 the Company used $31,520 of cash for operating activities compared to $17,537 during the year ended December 31, 2010.

As of March 31, 2012, the Company has funded its initial operations through the issuance of 12,710,000 shares of capital stock, loans from third parties and a loan from the President of the Company.

Our cash flows from operations and our available capital are not presently sufficient to sustain our current level of operations for the next 12 months. Furthermore, we will require a minimum of $500,000 to expand and market our business. We plan to improve our cash position by focusing on increasing sales, improving profitability and equity financings.

Critical Accounting Policies

Revenue Recognition

Revenue consists of web designing, web hosting, and maintenance services and is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is delivered, and collectability is reasonably assured. The Company regularly reviews accounts receivable for any bad debts. Allowances for doubtful accounts are based on an estimate of losses on customer receivable balances.

Revenues from fixed-price contracts are recognized using the completed-contract method. A contract is considered complete when all costs except insignificant items have been incurred and the final product is delivered to the customer according to specifications. Revenues from time-and-material contracts are recognized as the work is performed.

Deferred Revenue

The Company typically receives payments as certain milestones are completed on individual contracts. These advance payments are recorded as deferred revenue on the balance sheet and reclassified as revenue on the statement of operations only after the contract is considered completed and the revenue has been earned.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material.

Legal Proceedings

No director, person nominated to become a director, executive officer, promoter or control person of Eurocan has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

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Directors, Executive Officers, Promoters and Control Persons

The following sets forth our directors, executive officers, promoters and control persons, their ages, and all offices and positions held. Directors are elected for a period of one year and thereafter serve until their successor is duly elected by the stockholders. Officers and other employees serve at the will of the Board of Directors.

			Term Period Served as
Name and Address	Position	Age	Director/Officer

Michael Williams	Chief Executive Officer, President, Chief Financial Officer and a director	45	2006 to present
Daniela Anastasio	Secretary, Director	33	2010 to present

Michael Williams has been the President, CEO, Chief Financial Officer and a director of Eurocan since 2006. In addition to being our controlling stockholder, Mr. Williams has valuable experience in online marketing that is expected to benefit the development of our business. Since 2003, Mr. Williams has also been the President, CEO and a director of Michael Wiliams Web Design, Inc., an online marketing firm based in New York City that he founded, and which was acquired by Eurocan in 2006 as a wholly owned subsidiary. From September 2000 to February 2002, Mr. Williams worked in the North American Corporate Communications Division of BNP Paribas managing all its online national marketing initiatives. Prior to that he worked for the State of New Mexico spear-heading all statewide educational outreach efforts for the Museum of New Mexico. He received a Bachelor of Arts degree with an emphasis on social science and human behavior, obtained from the University of California at Davis in 1993.

Daniela Anastasio has been a director of Eurocan since 2010. Ms. Anastasio has valuable experience in brand development that is expected to benefit the development of our business. She has been in charge of brand building and creative direction for Michael Williams Web Design, Inc., our sole subsidiary, since 2010. From 2008 through 2009, she was a Vice-President - Design and Accessories for Liz Claiborne Inc., leading a team of 15 designers develop and implement rebranding initiatives. From 2003 through to 2007, she was a design director of Isaac Mizrahi for Target, managing a staff of designers. Ms. Anastasio received a Bachelor of Art in fashion design and journalism from Marymount University in 1999.

The mailing address for all our officers and directors is 1 Union Square West, Suite 610, New York, NY 10003.

Involvement in Certain Legal Proceedings

During the past ten years none of our directors, executive officers, promoters or control persons have:

(1) had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(2) been convicted in a criminal proceeding or subject to a pending criminal proceeding;

(3) been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

(4) been found by a court of competent jurisdiction in a civil action, the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

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Committees of the Board

All proceedings of the board of directors for the fiscal year ended December 31, 2011 were conducted by resolutions consented to in writing by our board of directors and filed with the minutes of the proceedings of our board of directors. Eurocan does not have nominating, compensation or audit committees or committees performing similar functions nor does our company have a written nominating, compensation or audit committee charter. Our board of directors does not believe that it is necessary to have such committees because it believes that the functions of such committees can be adequately performed by the board of directors.

Eurocan does not have any defined policy or procedure requirements for stockholders to submit recommendations or nominations for directors. The board of directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our company does not currently have any specific or minimum criteria for the election of nominees to the board of directors and we do not have any specific process or procedure for evaluating such nominees. The board of directors will assess all candidates, whether submitted by management or stockholders, and make recommendations for election or appointment.

A stockholder who wishes to communicate with our board of directors may do so by directing a written request addressed to our President, Michael Williams, at the address appearing on the first page of this registration statement.

Audit Committee Financial Expert

We do not have a standing audit committee. Our directors perform the functions usually designated to an audit committee. Our board of directors has determined that we do not have a board member that qualifies as an "audit committee financial expert" as defined in Item 407(d)(5) of Regulation S-K, nor do we have a board member that qualifies as "independent" as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

Our board of directors considers that it is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. Our board of directors does not believe that it is necessary to have an audit committee because our board of directors believes that it can adequately perform the functions of an audit committee. In addition, our board of directors believe that retaining an independent director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and our cash flows from operations.

As we generate net income in the future, we intend to form a standing audit committee and identify and appoint a financial expert to serve on our audit committee.

Indemnification

Under our Articles of Incorporation and bylaws we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Our directors and officers are indemnified as provided by the NRS, our Articles of Incorporation and our bylaws. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to our Articles of Incorporation or provisions of the NRS, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether or not such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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Executive Compensation

The following table sets forth all compensation paid or earned for services rendered to us in all capacities during the years ended December 31, 2011 and December 31, 2010 by our President and Chief Executive Officer. No executive officer that would have otherwise been included in this table on the basis of salary and bonus earned for the 2011 and 2010 fiscal years has been excluded by reason of their termination of employment or change in executive status during the fiscal year.

Name and
principal	Year	Salary	Total
position		($)	($)
Michael Williams	2011	-	-
President, CEO	2010	25,740	25,740

We have no employment agreements with any of our officers and we do not contemplate entering into any employment agreements until such time as we have significant net income from operations.

There is no arrangement pursuant to which any of our directors has been or is compensated for services provided as one of our directors.

There are no stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers or directors. We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information concerning ownership of the Company’s securities by (i) each director, (ii) each executive officer, (iii) all directors and executive officers as a group; and (iv) each person known to our management to be the beneficial owner of more than five percent of each class:

The number and percentage of shares beneficially owned includes any shares as to which the named person has sole or shared voting power or investment power and any shares that the named person has the right to acquire within 60 days.

	Beneficial Ownership
Name of Beneficial Owner	Common Shares	Percentage of class
Michael Williams	6,000,000	47.2%
Daniela Anastasio	10,000	<0.1%
All directors and executive officers, as a group	6,010,000	47.3%
George Drazenovic	1,250,000	9.8%
Paul Kirkitelos	1,250,000	9.8%

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The mailing address for all directors, executives officers and beneficial owners of more than 5 per cent of our common stock is 1 Union Square West, Suite 610, New York, NY 10003.

Unless otherwise noted, our management believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. For purposes hereof, a person is considered to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof, upon the exercise of warrants or options or the conversion of convertible securities. Each beneficial owner's percentage ownership is determined by assuming that any such warrants, options or convertible securities that are held by such person (but not those held by any other person) and which can be exercised within 60 days from the date hereof, have been exercised.

Plan of Distribution

The selling stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions at a fixed price of $0.01 per share until our shares are quoted on the OTCBB, and thereafter at prevailing market prices or privately negotiated prices.

The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	to cover short sales made after the date that this registration statement is declared effective by the SEC;
•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares registered hereunder may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute our common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight per cent.

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We are required to pay all fees and expenses incident to the registration of the offered shares, but we will not receive any proceeds from the sale of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the offered shares may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The offered shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the offered shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the offered shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Description of Capital Stock

Common Stock

We are authorized to issue up to 900,000,000 shares of common stock, par value $0.0001 per share. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters submitted to a stockholder vote. Holders of our common stock do not have pre-emptive rights to purchase shares in any future issuance of our common stock. Our common stock does not carry any conversion rights and there are no redemption provisions.

Our common stock does not carry any cumulative voting rights. As a result, holders of a majority of the shares of common stock voting for the election of directors can elect all of our directors. At all meetings of stockholders, except where otherwise provided by statute or by our Articles of Incorporation or bylaws, the presence in person or by proxy duly authorized by holders of not less than twenty percent (20%) of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. A vote by the holders of a majority of our outstanding shares is required to effect certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of our common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. There are no provisions for a sinking fund in respect of our common stock.

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Preferred Stock

We are authorized to issue up to 100,000,000 shares of preferred stock, par value $0.0001 per share, in one or more series as may be determined by our board of directors, who may establish, from time to time, the number of shares to be included in each series, may fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. Any preferred stock so issued by the board of directors may rank senior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both. Under certain circumstances, the issuance of preferred stock or the existence of the unissued preferred stock might tend to discourage or render more difficult a merger or other change of control. No shares of our preferred stock are currently outstanding.

Our board of directors is empowered to authorize and direct the payment of dividends to the holders of our preferred stock in shares of any class or series of our stock, including shares of common stock, as it may determine, without obtaining the affirmative vote or the written consent of our stockholders.

The issuance of shares of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

Anti-takeover Effects of Our Articles of Incorporation and Bylaws

Our Articles of Incorporation and bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of Eurocan or changing its board of directors and management.

According to our Articles of Incorporation and bylaws, neither the holders of our common stock nor the holders of our preferred stock have cumulative voting rights in the election of our directors. The combination of the present ownership by a few stockholders of a significant portion of our issued and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace our board of directors or for a third party to obtain control of Eurocan by replacing its board of directors.

The authorization of classes of Common Stock or Preferred Stock with either specified voting rights or rights providing for the approval of extraordinary corporate action could be used to create voting impediments or to frustrate persons seeking to effect a merger or to otherwise gain control of the Company by diluting their stock ownership. In addition, the ability of the Company’s directors to distribute shares of any class or series (within limits imposed by applicable law) as a dividend in respect of issued shares of Preferred Stock could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of Eurocan and effectively delay or prevent a change in control without further action by the stockholders.

Nevada Anti-Takeover laws

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the NRS, prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder: for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or after the expiration of the three-year period, unless:

•	the transaction is approved by the board of directors or a majority of the voting power held by disinterested stockholders, or

•	if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

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A “combination” is defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an "interested stockholder" having: (a) an aggregate market value equal to five per cent or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to five per cent or more of the aggregate market value of all outstanding shares of the corporation, or (c) ten per cent or more of the earning power or net income of the corporation.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) ten per cent or more of a corporation's voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Control Share Acquisitions.

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, which apply only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada, prohibit an acquirer, under certain circumstances, from voting its shares of a target corporation's stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation's disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

Transfer Agent

Our transfer agent and registrar is Pacific Stock Transfer Co., located at 4045 Spencer Street, Las Vegas, NV 89119. Telephone: (702) 361-3033. Facsimile: (702) 433-1979

Legal Matters

The validity of the shares of common stock offered by us was passed upon by The Law Office of Conrad C. Lysiak, P.S. in Spokane, Washington.

Experts

Our financial statements as of December 31, 2011 and 2010 appearing in this prospectus and registration statement have been audited by MaloneBailey, LLP, an independent certified public accounting firm and are included in reliance upon the report therein included, given on the authority of such firm as experts in auditing and accounting.

No expert named in the offering statement, nor any partner, officer, director or employee thereof, has a material interest in the issuer or any of its parents or subsidiaries or was connected with the issuer or any of its subsidiaries as a promoter, underwriter, voting trustee, director, officer or employee.

29

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

In September 2010, we engaged the services of MaloneBailey LLP, of Houston, Texas, to provide an audit of our financial statements for the period from February 11, 2004 (inception) to December 31, 2010. MaloneBailey, LLP also audited our financial statements as of and for the year ended December 31, 2011. This is our first auditor. We have no disagreements with our auditor through the date of this prospectus.

Available Information

We have filed a registration statement on Form S-1 under the Securities Act with the SEC with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. For a more complete description of matters involving us, please refer to our registration statement and each exhibit attached to it. Anyone may inspect the registration statement and exhibits and schedules filed with the SEC at the SEC’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a web-site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the SEC. In addition, we will file electronic versions of our annual and quarterly reports on the SEC’s Electronic Data Gathering Analysis and Retrieval, or EDGAR System. Our registration statement and the referenced exhibits can also be found on this site as well as our quarterly and annual reports. We will not send the annual report to our stockholders unless requested by the individual stockholders.

30

Index to Financial Statements

Eurocan Holdings Ltd.

(A Development Stage Enterprise)

Page

Financial Statements

Report of Independent Registered Public Accounting Firm	F-2

Consolidated Balance Sheets	F-3

Consolidated Statements of Operations	F-4

Consolidated Statements of Cash Flows	F-5

Consolidated Statements of Stockholders’ Deficit	F-6

Notes to the Consolidated Financial Statements	F-7 thru F-10

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Eurocan Holdings Ltd.

1 Union Square West, Suite 610

New York, NY 10003

We have audited the accompanying consolidated balance sheets of Eurocan Holdings Ltd. (the “Company”) as of December 31, 2011 and 2010 and the related consolidated statement of operations, changes in stockholders’ deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Eurocan Holdings Ltd. as of December 31, 2011 and 2010, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has suffered losses from operations and has a working capital deficit. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP

MaloneBailey, LLP

www.malone−bailey.com

Houston, Texas

July 12, 2012

F-2

Eurocan Holdings Ltd.

Consolidated Balance Sheets

(Expressed in US dollars)

	March 31, 2012 $ (unaudited)	December 31, 2011 $ (audited)	December 31, 2010 $ (audited)

ASSETS

Current Assets

Cash	17,010	2,738	36,258
Accounts receivable	980	665	6,880
Prepaid expenses and other current assets	—	2,800	2,800

Total Current Assets	17,990	6,203	45,938

Other Assets
Security Deposit	3,075	—	—

Total Assets	21,065	6,203	45,938

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities

Accounts payable	38,003	39,941	40,503
Accrued liabilities	2,941	16,514	7,035
Deferred revenue	—	1,200	25,194
Due to related party (Note 6)	4,610	4,610	6,610
Notes payable (Note 5)	120,000	80,000	80,000

Total Liabilities	165,554	142,265	159,342

Contingencies and Commitment (Note 1 and 8)	—	—	—

Stockholders’ Deficit

Preferred Stock, 100,000,000 shares authorized, par value $0.0001; None issued and outstanding	—	—	—
Common Stock, 900,000,000 shares authorized, par value $0.0001; 12,710,000, 12,710,000 and 12,710,000 shares issued and outstanding, respectively	1,271	1,271	1,271

Additional Paid-In Capital	46,711	46,711	46,711

Deficit	(192,471)	(184,044)	(161,386)

Total Stockholders’ Deficit	(144,489)	(136,062)	(113,404)

Total Liabilities and Stockholders’ Deficit	21,065	6,203	45,938

The accompanying notes are an integral part of these financial statements.

F-3

Eurocan Holdings Ltd.

Consolidated Statements of Operations

(Expressed in US dollars)

	For the Three Months Ended	For the Three Months Ended	For the Year Ended	For the Year Ended
	March 31,	March 31,	December 31,	December 31,
	2012	2011	2011	2010
	$	$	$	$
	(unaudited)	(unaudited)	(audited)	(audited)

Revenue	17,870	37,879	74,679	147,166
Cost of Sales	1,046	82	1,555	37,155

Gross Margin	16,824	37,797	73,124	110,011

Expenses

Rent	5,789	4,650	19,000	18,300
Depreciation	—	—	—	424
General and administrative	3,346	9,830	19,368	44,725
Management fees (Note 6)	—	—	5,568	25,740
Professional fees	21,506	26,470	39,404	18,263
Wages and payroll taxes	—	—	82	4,300

Total Operating Expenses	30,641	40,950	83,422	111,752

Other Expenses

Other income	8,805	—
Interest and bank charges	(3,415)	3,289	12,360	9,440

Total Other Expenses	5,390	3,289	12,360	9,440

Net Loss	(8,427)	(6,442)	(22,658)	(11,181)

Net Loss Per Share – Basic and Diluted	(0.00)	(0.00)	(0.00)	(0.00)

Weighted Average Shares Outstanding – Basic and Diluted	12,710,000	12,710,000	12,710,000	12,383,901

The accompanying notes are an integral part of these financial statements.

F-4

Eurocan Holdings Ltd.

Consolidated Statements of Cash Flows

(Expressed in US dollars)

	For the Three Months Ended March 31, 2012 $ (unaudited)	For the Three Months Ended March 31, 2011 $ (unaudited)	For the Year Ended December 31, 2011 $ (audited)	For the Year Ended December 31, 2010 $ (audited)

Operating Activities

Net loss for the period	(8,427)	(6,442)	(22,658)	(11,181)

Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation	—	—	—	424
Bad debt expense	—	—	6,880	2,360
Shares issued for services	—	—	—	1,200

Changes in operating assets and liabilities:
Accounts receivable	(315)	5,780	(665)	7,095
Prepaid expenses and other current assets	(275)	—	—	4,165
Deferred revenue	(1,200)	(25,194)	(23,994)	(23,218)
Accounts payable and accrued liabilities	(15,511)	10,129	8,917	1,618
Due to related parties	—	(2,000)	—	—

Net Cash Used In Operating Activities	(25,728)	(17,727)	(31,520)	(17,537)

Financing Activities
Proceeds from notes payable	40,000	—	—	—
Proceeds from issuance of common stock	—	—	—	3,900
Principal payments on related party debt	—	—	(2,000)	—

Net Cash Provided By (Used In) Financing Activities	40,000	—	(2,000)	3,900

Increase (decrease) in Cash	14,272	(17,727)	(33,520)	(13,637)

Cash - Beginning of Period	2,738	36,258	36,258	49,895

Cash - End of Period	17,010	18,531	2,738	36,258

Supplemental Disclosures:

Interest paid	3,415	3,289	12,360	9,440
Income taxes paid	350	—	—	4,045

The accompanying notes are an integral part of these financial statements.

F-5

Eurocan Holdings Ltd.

Consolidated Statement of Stockholders’ Deficit

(Expressed in U.S. dollars)

	Number of Shares	Amount	Additional Paid-In Capital	Deficit	Total
	#	$	$	$	$

Balance – December 31, 2009	12,200,000	1,220	41,662	(150,205)	(107,323)

Shares issued for cash	390,000	39	3,861	—	3,900

Shares issued for services	120,000	12	1,188	—	1,200

Net loss for the year	—	—	—	(11,181)	(11,181)

Balance – December 31, 2010	12,710,000	1,271	46,711	(161,386)	(113,404)

Net loss for the year	—	—	—	(22,658)	(22,658)

Balance – December 31, 2011	12,710,000	1,271	46,711	(184,044)	(136,062)

The accompanying notes are an integral part of these financial statements.

F-6

Eurocan Holdings Ltd. Notes to Consolidated Financial Statements March 31, 2012 (Expressed in U.S. dollars)

1.                     Nature of Operations and Continuance of Business

Eurocan Holdings Ltd. (the “Company”) was incorporated in the state of Nevada on February 11, 2004. Effective September 1, 2006, the Company acquired 100% of the issued and outstanding common stock of Michael Williams Web Design Inc. (“MWWD”), a private US based company, in exchange for 7,500,000 shares of common stock of the Company. MWWD was incorporated in the State of New York on February 26, 2004 and was owned by the President of the Company.

The acquisition resulted in the sole shareholder of MWWD having voting and operating control of the combined company, and, prior to the acquisition, the Company was a non-operating shell corporation with nominal net assets. The acquisition was considered a capital transaction in substance and therefore has been accounted for as a recapitalization. Under recapitalization accounting, MWWD is considered the acquirer for accounting and financial reporting purposes, and acquired the assets and assumed the liabilities of the Company. Assets acquired and liabilities assumed are reported at their historical amounts. These consolidated financial statements include the accounts of the Company since the effective date of the recapitalization being September 1, 2006 and the historical accounts of the business of MWWD since inception being February 26, 2004.

The Company’s principal business is web site design for corporate customers. These consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. See Note 3 for further discussion.

2.                     Summary of Significant Accounting Policies

a)                     Basis of Presentation and Fiscal Year

These consolidated financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in U.S. dollars. The Company’s fiscal year-end is December 31.

b)                    Consolidation

The accompanying consolidated financial statements represent the consolidated operations of Eurocan Holdings, Ltd. and its wholly-owned subsidiary MWWD. Intercompany balances and transactions have been eliminated in consolidation.

c)                     Use of Estimates

The preparation of these consolidated financial statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses in the reporting period. The Company regularly evaluates estimates and assumptions related to recoverability of long-lived assets, and deferred income tax asset valuations. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

d)                    Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

e)                     Property and Equipment

Property and equipment consists of computer hardware. These assets are recorded at cost and are being amortized on the straight-line basis over the estimated life of three years. Repair and maintenance expenditures, which do not result in improvements, are charged to expense as incurred.

F-7

Eurocan Holdings Ltd. Notes to Consolidated Financial Statements March 31, 2012 (Expressed in U.S. dollars)

f)                     Financial Instruments

The Company’s financial instruments consist principally of cash, accounts receivable, accounts payable, notes payable and amounts due to a related party. The Company believes that the recorded values of all of other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

g)                    Long-Lived Assets

In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 360, Property, Plant and Equipment, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and a current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life.

Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value. No impairment losses were recognized for the periods ended March 31, 2012 and 2011.

h)                    Basic and Diluted Net Income (Loss) per Share

The Company computes earnings (loss) per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive. There were no common stock equivalents as of March 31, 2012 and 2011 or December 31, 2011 and 2010. Therefore, basic and diluted EPS are the same for the periods then ended.

i)                      Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, Income Taxes. Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company is required to compute tax asset benefits for net operating losses carried forward. Through December 31, 2011, the Company filed its tax returns as a Subchapter S-Corporation pass-through entity.

j)                      Revenue Recognition

Revenue consists of web designing, web hosting, and maintenance services and is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is delivered, and collectability is reasonably assured.

Revenues from fixed-price contracts are recognized using the completed-contract method. A contract is considered complete when all costs except insignificant items have been incurred and the final product is delivered to the customer according to specifications. Revenues from time-and-material contracts are recognized as the work is performed.

k)                    Deferred Revenue

The Company typically receives payments as certain milestones are completed on individual contracts. These advance payments are recorded as deferred revenue on the balance sheet and reclassified as revenue on the statement of operations only after the contract is considered completed and the revenue has been earned.

F-8

Eurocan Holdings Ltd. Notes to Consolidated Financial Statements March 31, 2012 (Expressed in U.S. dollars)

l)                      Recently Adopted Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3.                     Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. Since inception, the Company has incurred losses. In addition, the Company generated negative cash flows from operations. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

If necessary, the Company will pursue additional equity and/or debt financing while managing cash flows from operations in an effort to provide funds to meet its obligations on a timely basis and to support future business development.

The consolidated financial statements do not contain any adjustments to reflect the possible future effects on the classification of assets or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

4.                     Property and Equipment

Property and equipment consisted of the following as of the dates provided:

	March 31, 2012 $	December 31, 2011 $	December 31, 2010 $
Equipment (3 years)	13,466	13,466	13,466
Less: Accumulated Depreciation	(13,466)	(13,466)	(13,466)

Total	—	—	—

Depreciation expense was $0 for the periods ended March 31, 2012 and 2011. Depreciation expense was $0 and $424, respectively, for the years ended December 31, 2011 and 2010.

5.                     Notes Payable

On September 30, 2005, the Company received $30,000 and issued a promissory note to a non-related party. This amount is non-interest bearing, unsecured, and due on demand.

On October 30, 2007, the Company received advances totalling $50,000 and issued a promissory note to a non-related party. This amount is non-interest bearing, unsecured, and due on demand.

During the period ended March 31, 2012, the Company received advances totalling $40,000 and issued a promissory note to a non-related party. This note bears interest at 5%, is unsecured, and is due on demand.

6.                     Related Party Transactions

As of March 31, 2012 the Company owed $4,610 to the President of the Company for expenses incurred on behalf of the Company (December 31, 2011: $4,610; December 31, 2010: $6,610). This amount is non-interest bearing, unsecured, and due on demand.

During the periods ended March 31, 2012 and 2011, a director of the Company received $Nil and $Nil, respectively, as compensation for management services provided to the Company. During the years ended December 31, 2011 and 2010, a director of the Company received $5,568 and $25,740, respectively, as compensation for management services provided to the Company.

F-9

Eurocan Holdings Ltd. Notes to Consolidated Financial Statements March 31, 2012 (Expressed in U.S. dollars)

7.                     Common Stock and Preferred Stock

The Company has 100,000,000 shares of preferred stock authorized and none issued. The Company has 900,000,000 shares of common stock authorized, of which 12,710,000 shares are issued and outstanding. All shares of common stock are non-assessable and non-cumulative, with no pre-emptive rights.

The Company did not issue any shares of its common stock during the periods ended March 31, 2012 or 2011.

During the year ended December 31, 2010, the Company issued 390,000 shares of common stock at $0.01 per share for total gross proceeds of $3,900 by way of private placement.

During the year ended December 31, 2010, the Company issued 120,000 common shares at a fair value of $1,200 to a non-related party for software planning, design and development services.

8.                     Commitment

On April 2, 2010, the Company entered into a new lease agreement with a company to provide office space to the Company for a one-year term starting May 1, 2010. On March 31, 2011, the agreement was renewed for a further two years starting on May 1, 2011. The Company agreed to pay equal monthly installments of $1,600 in the first year and $1,625 in the second year as rent expense and related security charges. Under the lease agreements, the Company is obligated to the following payments:

Fiscal Period	Payment $

2012	19,400
2013	6,500
2014	–
2015	–
2016	–
Total	25,900

9.                     Income Taxes

The Company uses the liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes.

During the years ended December 31, 2011 and 2010, the Company incurred net losses and, therefore, had no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is approximately $237,592 and $193,642 as of December 31, 2011 and 2010  , and will expire in the years 2026 through 2031.

As of December 31, 2011 and 2010, deferred tax assets consisted of the following:

	December 31, 2011 $	December 31, 2010 $
Current Deferred Tax Assets:

Operating loss carry-forwards	83,157	67,774
Less: valuation allowance	(83,157)	(67,774)

Net Deferred Tax Asset	—	—

10.                  Major Customers

During the three month period ended March 31, 2012, four customers accounted for approximately 78% of revenue. During the same period in 2011, these same customers accounted for only 32% of revenues.

During the year ended December 31, 2011, four customers accounted for approximately 78% of revenue. During the year ended December 31, 2010, one customer accounted for approximately 24% of revenue.

F-10

8,000,000 Shares

EUROCAN HOLDINGS LTD.

Common Stock

PROSPECTUS

We have not authorized any dealer, salesperson or other person to give anyone written information other than this prospectus or to make representations as to matters not stated in this prospectus. Prospective investors must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of an offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that either the information contained herein or the affairs of Eurocan Holdings Ltd. have not changed since the date hereof.

Until ______________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses we will pay in connection with the offering described in this registration statement:

Amount

Accounting fees and expenses	30,000
Transfer expenses	2,500
Legal fees and expenses	17,500

Total	$50,000

All expenses are estimated.

Item 14. Indemnification of Directors and Officers.

Nevada law provides for discretionary indemnification for each person who serves as one of our directors or officers. We may indemnify such individuals against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is one of our officers or directors. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interests. In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

Article 5 of our Articles of Incorporation states as follows:

A director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this Article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) the unlawful payment of distributions. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

Article 6 of our Articles of Incorporation states as follows:

Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the corporation, shall be indemnified and held harmless to the fullest extent legally permissible under the law of the State of Nevada from time to time against all expenses, liability and loss (including attorney's fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right that may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any Bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article. Without limiting the application of the foregoing, the board of directors may adopt bylaws from time to time with respect to indemnification to provide at all times the fullest indemnification permitted by the law of the State of Nevada and may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation as a director of officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

Article VIII or our Amended and Restated Bylaws provides for the following indemnification:

II-1

01. Indemnification

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a Director, Trustee, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action proceeding, had reasonable cause to believe that such person's conduct was unlawful.

02. Derivative Action

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in the Corporation's favor by reason of the fact that such person is or was a Director, Trustee, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) and amount paid in settlement actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to amounts paid in settlement, the settlement of the suit or action was in the best interests of the Corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or wilful misconduct in the performance of such person's duty to the Corporation unless and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper. The termination of any action or suit by judgment or settlement shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation.

03. Successful Defense

To the extent that a Director, Trustee, Officer, employee or Agent of the Corporation has been successful on the merits or otherwise, in whole or in part in defense of any action, suit or proceeding referred to in Paragraphs .01 and .02 above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

04. Authorization

Any indemnification under Paragraphs .01 and .02 above (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, Trustee, Officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Paragraphs .01 and .02 above. Such determination shall be made (a) by the Board of Directors of the Corporation by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (b) is such a quorum is not obtainable, by a majority vote of the Directors who were not parties to such action, suit or proceeding, or (c) by independent legal counsel (selected by one or more of the Directors, whether or not a quorum and whether or not disinterested) in a written opinion, or (d) by the Stockholders. Anyone making such a determination under this Paragraph ..04 may determine that a person has met the standards therein set forth as to some claims, issues or matters but not as to others, and may reasonably prorate amounts to be paid as indemnification.

II-2

05. Advances

Expenses incurred in defending civil or criminal action, suit or proceeding shall be paid by the Corporation, at any time or from time to time in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Paragraph .04 above upon receipt of an undertaking by or on behalf of the Director, Trustee, Officer, employee or agent to repay such amount unless it shall ultimately be by the Corporation is authorized in this Section.

06. Nonexclusivity

The indemnification provided in this Section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, Trustee, Officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

07. Insurance

The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a Director, Trustee, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability assessed against such person in any such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability.

08. "Corporation" Defined

For purposes of this Section, references to the "Corporation" shall include, in addition to the Corporation, an constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its Directors, Trustees, Officers, employees or agents, so that any person who is or was a Director, Trustee, Officer, employee or agent of such constituent corporation or of any entity a majority of the voting Shares of which is owned by such constituent corporation or is or was serving at the request of such constituent corporation as a Director, Trustee, Officer, employee or agent of the corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving Corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

09. Further Bylaws

The Board of Directors may from time to time adopt further bylaws with specific respect to indemnification and may amend these and such bylaws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Nevada.

Item 15. Recent Sales of Unregistered Securities.

In May 2010, we sold 170,000 shares of our common stock at a price of $0.01 per share to 15 foreign residents for total cash proceeds of $1,700. The shares were issued without registration in reliance on an exemption provided by Rule 903(b)(3) of Regulation S, promulgated under the Securities Act of 1933 (the “Securities Act”). No general solicitation was made in connection with the offer or sale of these securities.

In July 2010 we sold 20,000 shares of our common stock at a price of $0.01 per share to two U.S. residents for total cash proceeds of $200. The shares were issued without registration in reliance on exemptions provided by section 4(2) of the Securities Act and Rule 504 of Regulation D, promulgated under the Securities Act. No general solicitation was made in connection with the offer or sale of these securities.

II-3

In July 2010, we sold 40,000 shares of our common stock at a price of $0.01 per share to four foreign residents for total cash proceeds of $400. The shares were issued without registration in reliance on an exemption provided by Rule 903(b)(3) of Regulation S, promulgated under the Securities Act of 1933 (the “Securities Act”). No general solicitation was made in connection with the offer or sale of these securities.

In September 2010, we sold 120,000 shares of our common stock at a price of $0.01 per share to one resident of New York for total cash proceeds of $1,200. The shares were issued without registration in reliance on exemptions provided by section 3(a)(11) of the Securities Act, section 4(2) of the Securities Act and Rule 504 of Regulation D, promulgated under the Securities Act. No general solicitation was made in connection with the offer or sale of these securities.

Item 16. Exhibits

Exhibit No.	Document

3.1	Amended and Restated Articles of Incorporation, Eurocan Holdings Ltd. (1)
3.2	Amended and Restated Bylaws, Eurocan Holdings Ltd. (1)
5.1	Legal opinion of The Law Office of Conrad C. Lysiak, P.S. (1)
23.1	Consent of MaloneBailey, LLP
23.2	Consent of The Law Office of Conrad C. Lysiak, P.S. (1)

(1) Previously included as an exhibit to the Registration Statement on Form S-1 filed November 14, 2011.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

II-4

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that:

1. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2. For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, New York on July 12, 2012.

EUROCAN HOLDINGS LTD.

Date: July 12, 2012	By: /s/ Michael Williams
Michael Williams
President, Chief Executive Officer,
Chief Financial Officer,
Principal Accounting Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Date: July 12, 2012	By: /s/ Michael Williams
Michael Williams, a director